                                                                     EXHIBIT 8.2

                                 LONG ALDRIDGE
                                  & NORMAN LLP
Charles T. Zink                 ATTORNEYS AT LAW                  EMAIL ADDRESS
 404-527-8560                                                   czink@lanlaw.com


                                December 4, 1998



Cerulean Companies, Inc.
3350 Peachtree Road, N.E.
Atlanta, Georgia 30326

     Re: Form S-4 Registration Statement Regarding WellPoint Health Networks Inc. and Water Polo Acquisition Corp.


Gentlemen:

     We have acted as counsel to Cerulean Companies, Inc. ("Cerulean") in connection with the preparation of a Form S-4 Registration Statement dated December 4, 1998 relating to the merger of Cerulean with and into Water Polo Acquisition Corp., a wholly-owned subsidiary of WellPoint Health Networks Inc. (the "Registration Statement").

     Please be advised that it our opinion that the statements as to matters of law and legal conclusions set forth under the caption "Certain Material Federal Income Tax Consequences of the Merger" in the Proxy Statement forming a part of the Registration Statement are correct in all material respects.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the reference to our firm under the heading "Certain Material Federal Income Tax Consequences of the Merger" in the Proxy Statement forming a part of the Registration Statement.

                                             Very truly yours,

                                             /s/ Long, Aldridge & Norman LLP

                                             LONG ALDRIDGE & NORMAN LLP



CTZ:snw